AGREEMENT AND MUTUAL GENERAL RELEASE

         This Agreement and Mutual General Release ("Agreement") is being executed and delivered on April 15, 2005, by and among MedLink Central, Inc. ("MedLink"), Neal M. Shapiro ("Shapiro"), Daniel Gershoni ("D.Gershoni"), Marcie Gershoni ("M.Gershoni") and Weston Capital Quest Corporation ("Weston" or collectively with MedLink, Shapiro, D.Gershoni and M.Gershoni as the "MedLink Parties") on the one hand, and Medeorex, Inc. (f/k/a Clixtix, Inc.), a publicly traded New York corporation ("Medeorex"), Karver Capital Holdings, Ltd. ("Karver"), MDRX, Inc. (f/k/a Medeorex, Inc.), a Delaware corporation and a wholly owned subsidiary of Medeorex ("MDRX"), and Viktoria Benkovitch ("Benkovitch" and, collectively with Medeorex, Karver and MDRX as the "Medeorex Parties"), on the other hand.

         WHEREAS, on or about August 2, 2004, MedLink and MDRX executed that certain Asset Purchase Agreement containing various attachments, including
Schedule 1.1 (Acquired Assets), Exhibit A (Bill of Sale), Exhibit B (Assignment and Assumption Agreement) and Exhibit C (Irrevocable Stock Power) (hereinafter all of the foregoing being referred to collectively as the "Asset Purchase Documents"); and

         WHEREAS, on or about August 31, 2004, MedLink, Neal Shapiro, Daniel Gershoni, Marcie Gershoni, Karver and Weston executed that certain Binding Memorandum of Terms for Investment in MedLink Central (hereinafter the "Binding Memorandum"); and

         WHEREAS, on or about September 13, 2004, Medeorex, Shapiro, D.Gershoni, M.Gershoni, Benkovitch, Karver and Weston executed that certain Share Exchange Agreement; and

         WHEREAS, in connection with the foregoing Asset Purchase Documents, Binding Memorandum and Share Exchange Agreement, Shapiro, D.Gershoni, M.Gershoni and Weston were issued shares of Common Stock of MDRX which they exchanged for shares of stock in Medeorex (hereinafter the "Medeorex Stock"); and

         WHEREAS, on or about September 13, 2004, Shapiro, D.Gershoni, M.Gershoni and Weston agreed to place the Medeorex Stock into escrow for such time as certain performance objectives were attained (hereinafter the "Stock Escrow Agreement"); and

         WHEREAS, due to irreconcilable differences, the MedLink Parties and the Medeorex Parties have agreed to declare the Asset Purchase Agreement, Binding Memorandum, Share Exchange Agreement and Stock Escrow Agreement null and void (hereinafter the "Declaration"); and

         WHEREAS, in connection with the foregoing Declaration, the MedLink Parties have agreed to surrender the Medeorex Stock being held in escrow under the Stock Escrow Agreement without admission that they failed to attain performance objectives or engaged in wrongdoing of any kind or sort; and

         WHEREAS, the Medeorex Parties have agreed to provide a covenant of non-competition to the MedLink Parties; and

         WHEREAS, the MedLink Parties and the Medeorex Parties have agreed to various other terms and conditions set forth in this Agreement, including releasing each other of and from any and all other claims that they may have against each other.

         The parties hereto, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, hereby agrees as follows:

         1. The MedLink Parties and the Medeorex Parties hereby agree that the Asset Purchase Agreement, Binding Memorandum, Share Exchange Agreement, Stock Escrow Agreement and any and all documents executed by them in connection therewith (except for that certain Non-Disclosure Agreement executed by Dr. Jack Kachkar on April 27, 2004) be, and the same hereby are, null and void. The Medeorex Parties agree to indemnify and hold the MedLink Parties harmless of and from any and all third-party liability to which the MedLink Parties may be exposed to the extent arising out of or relating to the Asset Purchase Agreement, Share Exchange Agreement and Stock Escrow Agreement, except to the extent arising from the gross negligence, willful misconduct or fraud of the MedLink Parties.

         2. Upon execution of this Agreement, the MedLink Parties agree to surrender the Medeorex Stock being held in escrow under the Stock Escrow Agreement with no admission of liability or wrongdoing on their part or acknowledgement by them that they failed to attain performance objectives.

         3. The Medeorex Parties agree that, for a period of two (2) years from the date of this Agreement, they will not, directly or indirectly, through any representative or otherwise, engage in any business substantially similar to the business described in the MedLink business plan and related documents supplied to the Medeorex Parties by the MedLink Parties regarding the utilization of electronic monitors.

         4. Within five days of the execution of this Agreement by the MedLink Parties, Medeorex agrees to file the appropriate forms with the U.S. Securities and Exchange Commission ("SEC") to report the transactions that were agreed to herein and effectuated hereby.

         5. The MedLink Parties agree to and hereby do, for themselves and for each of their agents, representatives, beneficiaries, spouse, heirs, executors, administrators, affiliates, predecessors, successors and assigns, forever and irrevocably fully release and discharge and covenant not to sue the Medeorex Parties, as well as each of their respective directors, officers, shareholders, employees, predecessors, successors, assigns, trustees, purchasers, principals, partners, legal representatives, attorneys, insurers, past, present and future direct or indirect parent and subsidiary companies, divisions and affiliates, privies, and all related persons and entities of any kind, and each of them, of and from any and all grievances, liens, suits, judgments, claims, demands, debts, defenses, actions or causes of action, obligations, oral or written agreements, damages, and liabilities whatsoever which it now has, has had, or

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

may have, whether the same be known or unknown, suspected or unsuspected, at law, in equity, or mixed, in any way arising out of or relating in any way to any matter, act, occurrence, or transaction on or before the date of this Agreement. THIS IS A GENERAL RELEASE.

         6. The Medeorex Parties agree to and hereby do, for themselves and for each of their agents, representatives, beneficiaries, spouse, heirs, executors, administrators, affiliates, predecessors, successors and assigns, forever and irrevocably fully release and discharge and covenant not to sue the MedLink Parties, as well as each of their respective directors, officers, shareholders, employees, predecessors, successors, assigns, trustees, purchasers, principals, partners, legal representatives, attorneys, insurers, past, present and future parent and subsidiary companies, divisions and affiliates, privies, and all related persons and entities of any kind, and each of them, of and from any and all grievances, liens, suits, judgments, claims, demands, debts, defenses, actions or causes of action, obligations, oral or written agreements, damages, and liabilities whatsoever which it now has, has had, or may have, whether the same be known or unknown, suspected or unsuspected, at law, in equity, or mixed, in any way arising out of or relating in any way to any matter, act, occurrence, or transaction on or before the date of this Agreement. THIS IS A GENERAL RELEASE.

         7. Each of the Medeorex Parties and the MedLink Parties hereby irrevocably covenant to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against the parties hereto, based upon any matter purported to be released hereby.

         8. The parties hereto expressly acknowledge and agree that this Agreement is not an admission of liability under any statute or otherwise by the parties hereto, and that each party does not admit but denies any violation of the legal rights of each other party.

         9. Subject to Section 4 above, the parties hereto agree that the terms and existence of this Agreement are strictly confidential and expressly covenant not to display, publish, disseminate, or disclose the existence or any terms of this Agreement to any person or entity, except to its attorney and except as required under applicable securities laws or otherwise pursuant to law. Each party agrees that any breach of the promises contained in this paragraph, including a breach by its attorney, shall be considered to be a material breach of the terms of this Agreement.

         10. The MedLink Parties and the Medeorex Parties hereafter mutually agree not to criticize and/or disparage one another with, or to, any third party with respect to the other's performance of any duty or obligation relating directly or indirectly to the Asset Purchase Agreement, Binding Memorandum, Share Exchange Agreement, Stock Escrow Agreement, development of business opportunities, marketing of products and services and development of professional business relationships. The MedLink Parties and the Medeorex Parties acknowledge that the terms of this section are material. Further, they agree that if either of them violates this section, the aggrieved party may pursue an action in a court of law in an appropriate jurisdiction to seek redress for the violation.

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

         11. Each party represents that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any claim against any party hereto or portion thereof or interest therein.

         12. Each party agrees that this Agreement shall be binding upon each of its agents, representatives, beneficiaries, spouse, heirs, executors, administrators, affiliates, predecessors, successors and assigns and shall inure to the benefit of the parties hereto.

         13. All words used in this Agreement will be construed to be of such gender or number as the circumstances require.

         14. This Agreement shall in all respects be interpreted, enforced, and governed under the laws of the State of New York. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any party. If any of the terms of this Agreement are found by a court of competent jurisdiction to be null, void, or inoperative for any reason, the remaining provisions will remain in full force and effect.

         15. This Agreement shall only become effective upon each party hereto executing this Agreement.


                            (Signature Page Follows)


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

EACH OF THE PARTIES HERETO REPRESENTS THAT IT HAS READ THIS AGREEMENT, THAT BASED THEREON, UNDERSTANDS ALL OF ITS TERMS, AND ENTERS INTO THIS AGREEMENT VOLUNTARILY AND WITH KNOWLEDGE OF ITS EFFECT.

                                         MEDLINK CENTRAL, INC.


                                         By:  /s/ Neal Shapiro
                                              ----------------------------------
                                                  Neal Shapiro
                                                  President

                                         WESTON CAPITAL QUEST CORPORATION


                                         By:  /s/ Joe Rotmil
                                              ----------------------------------
                                                  Joe Rotmil
                                                  President


                                         /s/ Neal M. Shapiro
                                         ---------------------------------------
                                            Neal M. Shapiro


                                         /s/ Daniel Gershoni
                                         ---------------------------------------
                                             Daniel Gershoni


                                         /s/ Marcie Gershoni
                                         ---------------------------------------
                                             Marcie Gershoni


                                         MEDEOREX, INC.


                                         By:  /s/ Jack Kachkar
                                              ----------------------------------
                                                  Jack Kachkar
                                                  President

                                         MDRX, INC.


                                         By:  /s/ Jack Kachkar
                                              ----------------------------------
                                                  Jack Kachkar
                                                  President

                                         KARVER CAPITAL HOLDINGS, LTD.


                                         By:  /s/ Jay Green
                                              ----------------------------------
                                                  Jay Green
                                                  Director


                                         /s/ Viktoria Benkovitch
                                         ---------------------------------------
                                             Viktoria Benkovitch



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